Exhibit 99.1
WESTERN GAS PARTNERS ANNOUNCES
FIRST-QUARTER 2009 RESULTS
     HOUSTON, May 12, 2009 – Western Gas Partners, LP (NYSE: WES) today announced first-quarter 2009 financial and operating results.
     Net income available to limited partners for the first quarter of 2009 totaled $16.6 million, or $0.30 per limited partner unit (diluted). The Partnership’s first-quarter Adjusted EBITDA(1) was $23.1 million and distributable cash flow(1) was $21.3 million, resulting in a coverage ratio of 1.25 times for the period.
     “Our predominantly fee-based business model, combined with the geographic diversification of our assets, again enabled us to deliver results consistent with expectations,” said Western Gas Partners’ President and Chief Executive Officer Robert Gwin. “We continue to focus on controlling operating expenses and capital expenditures to maximize distributable cash flow, and are pleased with the performance of our assets in the face of reduced drilling activity across the industry resulting from the current natural gas price environment.”
     Total throughput volumes for the first quarter of 2009 were 1,063 MMcf/d, representing an approximate 1 percent decline over the prior quarter, and an approximate 2 percent decline over the first quarter of 2008.
     Capital expenditures totaled approximately $6.5 million during the first quarter of 2009. Of this amount, maintenance capital expenditures were approximately $4.2 million, or 18 percent of Adjusted EBITDA.
     The Partnership previously declared a quarterly distribution of $0.30 per unit for the first quarter of 2009, payable on May 15, 2009 to unitholders of record at the close of business on May 1, 2009.
CONFERENCE CALL TOMORROW AT 9 A.M. CDT
     The Partnership will host a conference call on Wednesday, May 13, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss first-quarter results. The dial-in number for the call is 888.679.8035 and the participant code is 20398614. For complete instructions on how to participate in

[1]	Please see the tables at the end of this release for a reconciliation of GAAP to non-GAAP measures.

the conference call, or to access the live audio webcast and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.
Western Gas Partners, LP is a growth-oriented Delaware limited partnership formed by Anadarko Petroleum Corporation (NYSE: APC) to own, operate, acquire and develop midstream energy assets. With midstream assets in East and West Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, compressing, processing, treating and transporting natural gas for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.
#      #      #
Western Gas Partners, LP Contact
Chris Campbell, CFA, chris.campbell@westerngas.com, 832.636.6012

Reconciliation of GAAP to Non-GAAP Measures
Below are reconciliations of Distributable Cash Flow and Adjusted EBITDA (non-GAAP) to Net Income (GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable Cash Flow and Adjusted EBITDA provides information useful in assessing the Partnership’s financial condition and results of operations and that Distributable Cash Flow and Adjusted EBITDA are widely accepted financial indicators of a company’s ability to incur and service debt, fund capital expenditures and make distributions. Distributable Cash Flow and Adjusted EBITDA, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable Cash Flow and Adjusted EBITDA should be considered in conjunction with net income and other performance measures, such as operating income or cash flow from operating activities.
Distributable Cash Flow
The Partnership defines Distributable Cash Flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense, maintenance capital expenditures and income taxes.

	Quarter Ended March 31,
	2009	2008
	(in thousands)
Reconciliation of Net Income to Distributable Cash Flow
Net income	$16,958	$15,121
Add:
Distributions from equity investee	1,111	1,407
Non-cash share-based compensation expense	846	—
Interest expense, net – affiliate (non-cash settled)	—	1,789
Income tax expense	—	8,467
Depreciation	8,621	7,782
Less:
Equity income, net	1,550	342
Cash paid for maintenance capital expenditures	4,226	2,600
Other income	5	4
Income tax benefit	490	—

Distributable Cash Flow	$21,265	$31,620

Reconciliation of GAAP to Non-GAAP Measures, continued
Adjusted EBITDA
The Partnership defines Adjusted EBITDA as net income (loss), plus distributions from equity investee, non-cash share-based compensation expense, interest expense, income tax expense and depreciation and impairment, less income from equity investment, interest income, income tax benefit and other income.

	Quarter Ended March 31,
	2009	2008
	(in thousands)
Reconciliation of Net Income to Adjusted EBITDA
Net Income	$16,958	$15,121
Add:
Distributions from equity investee	1,111	1,407
Non-cash share-based compensation expense	846	—
Interest expense, net – affiliates	1,785	1,789
Income tax expense	—	8,467
Depreciation	8,621	7,782
Less:
Equity income, net	1,550	342
Interest income – affiliate	4,225	—
Other income	5	4
Income tax benefit	490	—

Adjusted EBITDA	$23,051	$34,220

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended
	March 31,
	2009	2008
	(in thousands except
	per-unit amounts)
Revenues
Gathering, processing and transportation of natural gas	$30,717	$31,305
Natural gas, natural gas liquids and condensate sales	17,979	47,934
Equity income and other	2,192	2,183

Total Revenues	$50,888	$81,422

Operating Expenses
Cost of product	$12,528	$33,728
Operation and maintenance	9,236	10,946
General and administrative	4,723	1,960
Property and other taxes	1,757	1,633
Depreciation	8,621	7,782

Total Operating Expenses	$36,865	$56,049

Operating Income	$14,023	$25,373

Interest income (expense), net – affiliates	2,440	(1,789)
Other income (expense)	5	4

Income Before Income Taxes	$16,468	$23,588

Income Tax (Benefit) Expense	(490)	8,467

Net Income	$16,958	$15,121

Calculation of Limited Partner Interest in Net Income:

Net income	$16,958	n/a
Less general partner interest in net income	339	n/a

Limited partner interest in net income	$16,619	n/a
Net income per limited partner unit – basic and diluted	$0.30	n/a
Limited partner units outstanding – basic and diluted	55,629	n/a

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(in thousands)
Cash and cash equivalents	$27,296	$33,306
Other current assets	16,733	12,073
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	514,581	517,815
Goodwill	14,436	14,436
Equity investment	18,622	18,183
Other assets	596	628

Total Assets	$852,264	$856,441

Accounts payable	$4,252	$5,544
Other current liabilities	9,803	10,797
Note payable – Anadarko	175,000	175,000
Other long-term liabilities	9,738	10,146

Total Liabilities	$198,793	$201,487

Common unit partner capital (29,093 units issued and outstanding at March 31, 2009 and December 31, 2008)	$366,638	$368,049
Subordinated unit partner capital (26,536 units issued and outstanding at March 31, 2009 and December 31, 2008)	275,847	275,917
General partner capital (1,135 units issued and outstanding at March 31, 2009 and December 31, 2008)	10,986	10,988

Total Partners’ Capital	$653,471	$654,954

Total Liabilities and Partners’ Capital	$852,264	$856,441

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Quarter Ended March 31,
	2009	2008
	(in thousands)
Cash Flows from Operating Activities
Net income	$16,958	$15,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,621	7,782
Deferred income taxes	(555)	2,103
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(5,940)	1,698
(Increase) in natural gas imbalance receivable	(590)	(327)
Increase (decrease) in accounts payable and accrued expenses	(817)	604
Increase (decrease) in other items, net	(112)	343

Net cash provided by operating activities	$17,565	$27,324

Cash Flows from Investing Activities
Capital expenditures	$(6,546)	$(6,707)

Net cash used in investing activities	$(6,546)	$(6,707)

Cash Flows from Financing Activities
Distributions to unitholders	$(17,029)	$—
Net distributions to Anadarko	–	(20,617)

Net cash used in financing activities	$(17,029)	$(20,617)

Net Increase (Decrease) in Cash and Cash Equivalents	(6,010)	—

Cash and Cash Equivalents at Beginning of Period	33,306	—

Cash and Cash Equivalents at End of Period	$27,296	$—

Western Gas Partners, LP
OPERATING STATISTICS

	Quarter Ended March 31,
	2009	2008
	(in thousands, except
	per-unit amounts)
Throughput volumes (MMcf/d)
Gathering and transportation	912	956
Processing	28	28
Equity investment volumes (MMcf/d) (1)	123	102

Total throughput	1,063	1,086

Average gross margin per Mcf (2)	$0.40	$0.48

(1)	Represents the Partnership’s proportionate share of volumes attributable to its 14.81% interest in Fort Union.

(2)	Calculated as gross margin (total revenues less cost of product) divided by total throughput.